Date: July 29, 2009
                                                                                                                                           Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS FISCAL 2009 THIRD-QUARTER EARNINGS;
REAFFIRMS EARNINGS GUIDANCE

WALL, NJ – New Jersey Resources (NYSE:NJR) today reported earnings for the third quarter of fiscal 2009 and reaffirmed its net financial earnings guidance. Net financial earnings increased $5.3 million in the third quarter when compared with the same period last year.

A reconciliation of NJR’s net income to net financial earnings for the three and nine months ended June 30 in fiscal years 2009 and 2008 is provided below:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2009	2008	2009	2008
Net (loss) income	$(14,335)	$(7,597)	$32,958	$35,123
Add:
Unrealized loss on derivative instruments, net of taxes	1,288	17,194	28,362	90,996
Realized loss (gain) from derivative instruments related to natural gas inventory, net of taxes	14,293	(13,683)	44,832	(15,900)
Net financial earnings	$1,246	$(4,086)	$106,152	$110,219

Weighted Average Shares Outstanding
Basic	42,049	41,949	42,175	41,822
Diluted	42,049	41,949	42,547	42,037

Basic earnings per share	$(0.34)	$(0.18)	$0.78	$0.84
Basic net financial earnings per share	$0.03	$(0.10)	$2.52	$2.64

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as a reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

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NEW JERSEY RESOURCES REPORTS FISCAL 2009 THIRD-QUARTER EARNINGS;
REAFFIRMS EARNINGS GUIDANCE

▪	Fiscal 2009 Net Financial Earnings Guidance Reaffirmed

Subject to the factors discussed at the end of this release under “Forward-Looking Statements,” NJR is reaffirming its fiscal 2009 net financial earnings guidance in a range of $2.35 to $2.45 per basic share. This guidance has been raised twice during the fiscal year to reflect the impact of the base rate case at New Jersey Natural Gas (NJNG), which became effective in October 2008, as well as higher gross margin from incentive programs and lower interest rates.

“We are pleased to report continued strong financial results that reflect the excellent performance of NJNG,” said Laurence M. Downes, chairman and CEO of NJR. “Despite a challenging economic environment, we have been able to execute our disciplined financial strategy and provide benefits to our shareowners and customers.”

▪	New Jersey Natural Gas Earnings Increase 35 Percent

Fiscal 2009 year-to-date net income at NJNG increased 35 percent to $68.8 million, compared with $51 million for the first nine months of fiscal 2008. For the third fiscal quarter ended June 30, 2009, net income increased to $4.1 million, compared with $147,000 in the same period last year. The impact of the base rate case, as well as increased gross margin from regulated incentive programs, has driven the higher results in both periods.

New customer growth also remains stable through the first nine months of fiscal 2009. NJNG added 4,193 new customers during this period and 460 existing customers converted to natural gas heat and other services. NJNG currently forecasts adding approximately 6,100 new customers and converting 650 existing customers in fiscal 2009. This growth is expected to contribute approximately $3.6 million to annual utility gross margin.

▪	Several Regulatory Initiatives Approved or Pending

NJNG recently received approval from the New Jersey Board of Public Utilities (BPU) to implement a series of energy-efficiency programs that will augment those existing through New Jersey’s Clean Energy Program (NJCEP). The programs are expected to spur economic activity, including local jobs, while helping to achieve the state’s energy-efficiency and greenhouse gas reduction goals. Approximately $15 million of additional investment will be recognized in rates over a 4-year amortization period and have a rate of return based on the weighted average cost of capital authorized by the BPU in October 2008 of 7.76 percent which includes a return on equity component of 10.3 percent.  The program’s cost of approximately $21.1 million, if fully subscribed, will be recovered through a new Energy-Efficiency Rider mechanism, effective August 1, 2009.

Projects resulting from the previously approved Accelerated Infrastructure Program (AIP) have commenced in Morris, Monmouth and Ocean counties. These projects will create and sustain local jobs while improving the safety and reliability of NJNG’s distribution system. Estimated construction costs for the 14 projects in the program are approximately $70.8 million. As construction proceeds, NJNG will be able to recognize a rate of return based on its authorized weighted average cost of capital of 7.76 percent. The AIP investments are expected to continue through August 31, 2011.

Additionally, NJNG has filed a request with the BPU to extend its Conservation Incentive Program (CIP), originally approved by the BPU in October 2006 for a 3-year pilot, as currently structured until October 1, 2010. Since its inception, the average residential heat customer has reduced their annual usage by 9 percent, or approximately 100 therms. Also, the CIP has recently received a positive evaluation from an independent external third party consultant.

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NEW JERSEY RESOURCES REPORTS FISCAL 2009 THIRD-QUARTER EARNINGS;
REAFFIRMS EARNINGS GUIDANCE

▪	NJR Energy Services Contributes 34 Percent to Net Financial Earnings

NJR Energy Services (NJRES), NJR’s wholesale energy subsidiary, reported net financial earnings for the 9-month period ending June 30, 2009 of $36 million compared with $57 million in the same period last year. For the third quarter of fiscal 2009, the net financial loss narrowed to $4.5 million compared with $5.6 million in the same period last year. Losses in the third and fourth fiscal quarters are anticipated due to the seasonal use of natural gas while the expenses associated with the transportation and storage portfolio are generally incurred evenly throughout the year. Current economic conditions resulted in a slowing of the wholesale market during the third quarter, due primarily to reduced demand of natural gas for electric generation. The company continues to forecast NJRES’ net financial earnings to account for between 30 and 35 percent of NJR’s total net financial earnings for the current year.

▪	Steckman Ridge Construction Continues

Construction activities will continue through the summer at Steckman Ridge and additional facilities are being prepared to support the initial winter season. The Federal Energy Regulatory Commission (FERC) previously authorized the placement of certain injection related facilities at the site into commercial operation and customers have been injecting natural gas inventory since April 2009. There is approximately 4 billion cubic feet (Bcf) of natural gas currently stored at Steckman Ridge.

Webcast Information
NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to www.njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather, economic conditions and demographic changes in NJNG’s service territory, rate of customer growth, volatility of natural gas commodity prices and its impact on customer usage and NJR Energy Services operations, changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the company, conditions in the credit markets and their potential impact on the company’s access to capital and borrowing costs, increased interest costs resulting from failures in the market for auction rate securities, the impact of the company’s risk management efforts, including commercial and wholesale credit risks, changes in the costs of providing pension and post-employment benefits to current and former employees, the company’s ability to obtain governmental approvals, property rights and/or financing for the construction, development and operation of its non-regulated energy investments, risks associated with the management of the company’s joint ventures and partnerships, the impact of regulation (including the regulation of rates), the outcome of any future base rate cases, fluctuations in energy-related commodity prices, customer conversions, other marketing efforts, actual energy usage patterns of NJNG’s customers, the pace of deregulation of retail gas markets, access to adequate supplies of natural gas, the regulatory and pricing policies of federal and state regulatory agencies, changes due to legislation at the federal and state level, an adequate number of appropriate counterparties, sufficient liquidity in the energy trading market, the disallowance of recovery of environmental-related expenditures, environmental and other litigation and other uncertainties, the effects and impacts of inflation, change in accounting pronouncements issued by the appropriate standard setting bodies and terrorist attacks or threatened attacks on energy facilities or unrelated energy companies. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K.

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NEW JERSEY RESOURCES REPORTS FISCAL 2009 THIRD-QUARTER EARNINGS;
REAFFIRMS EARNINGS GUIDANCE

Non-GAAP Financial Information
This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources
New Jersey Resources, a Fortune 1000 company, provides natural gas and clean energy services to customers in New Jersey and in states from the Gulf Coast to New England, and Canada. With over $3 billion in annual revenues, NJR safely and reliably delivers natural gas through more than 6,500 miles of main to nearly half a million customers; develops and manages a diverse portfolio of more than 777,000 dth/d of transportation capacity and nearly 52 Bcf of storage capacity; and provides appliance installation and service to approximately 150,000 homes and businesses. NJR has also made significant investments in the midstream asset sector through equity partnerships, including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers use less energy and save money. For more information about NJR, visit www.njliving.com.

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Page 5 of 10 Reconciliation of Non-GAAP Performance Measures
NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to net financial earnings, is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2009	2008	2009	2008
Net (loss) income	$(14,335)	$(7,597)	$32,958	$35,123
Add:
Unrealized loss on derivative instruments, net of taxes	1,288	17,194	28,362	90,996
Realized loss (gain) from derivative instruments related to natural gas inventory, net of taxes	14,293	(13,683)	44,832	(15,900)
Net financial earnings (loss)	$1,246	$(4,086)	$106,152	$110,219

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	42,049	41,949	42,175	41,822
DILUTED	42,049	41,949	42,547	42,037

Basic net financial earnings per share	$0.03	$(0.10)	$2.52	$2.64

NJR ENERGY SERVICES

The following table is a computation of financial margin at NJRES:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2009	2008	2009	2008
Operating revenues	$283,439	$801,628	$1,219,296	$2,009,751
Gas purchases	313,691	820,568	1,251,624	2,043,051
Add:
Unrealized loss on derivative instruments	2,274	38,714	29,415	165,757
Net realized loss (gain) from derivative instruments related to natural gas inventory	22,691	(22,428)	72,779	(26,057)
Financial margin	$(5,287)	$(2,654)	$69,866	$106,400

A reconciliation of Operating income at NJRES, the closest GAAP financial measurement, to the financial margin is as follows:
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2009	2008	2009	2008
Operating (loss)	$(35,329)	$(25,952)	$(46,660)	$(48,692)
Add:
Operation and maintenance expense	4,703	6,811	12,931	14,677
Depreciation and amortization	51	50	153	156
Other taxes	323	151	1,248	559
Subtotal – Gross margin	(30,252)	(18,940)	(32,328)	(33,300)
Add:
Unrealized loss on derivative instruments	2,274	38,714	29,415	165,757
Net realized loss (gain) from derivative instruments related to natural gas inventory	22,691	(22,428)	72,779	(26,057)
Financial margin	$(5,287)	$(2,654)	$69,866	$106,400

Page 6 of 10 NJR ENERGY SERVICES (continued)

A reconciliation of NJRES Net income to net financial earnings, is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2009	2008	2009	2008
Net (loss) income	$(20,350)	$(15,546)	$(26,975)	$(28,343)
Add:
Unrealized loss on derivative instruments, net of taxes	1,573	23,599	18,120	101,222
Realized loss (gain) from derivative instruments related to natural gas inventory, net of taxes	14,293	(13,683)	44,832	(15,900)
Net financial (loss) earnings	$(4,484)	$(5,630)	$35,977	$56,979

Retail and Other

A reconciliation of Retail and Other Net income to net financial earnings, is as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2009	2008	2009	2008
Net income (loss)	$1,881	$7,802	$(8,863)	$12,479
Add:
Unrealized (gain) loss on derivative instruments, net of taxes	(285)	(6,405)	10,242	(10,226)
Net financial earnings	$1,596	$1,397	$1,379	$2,253

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2009	2008	2009	2008
OPERATING REVENUES	$441,052	$1,000,439	$2,179,872	$2,989,122

OPERATING EXPENSES
Gas purchases	400,783	945,629	1,881,058	2,696,248
Operation and maintenance	38,436	34,187	112,209	100,971
Regulatory rider expenses	6,280	5,925	40,585	35,879
Depreciation and amortization	7,880	9,680	22,749	28,600
Energy and other taxes	11,739	10,711	67,353	58,245
Total operating expenses	465,118	1,006,132	2,123,954	2,919,943

OPERATING (LOSS) INCOME	(24,066)	(5,693)	55,918	69,179

Other income	1,179	237	3,095	3,305

Interest expense, net	5,187	5,182	15,953	19,684

(LOSS) INCOME BEFORE INCOME TAXES	(28,074)	(10,638)	43,060	52,800

Income tax (benefit) provision	(12,262)	(2,663)	12,880	19,225

Equity in earnings, net of tax	1,477	378	2,778	1,548

NET (LOSS) INCOME	$(14,335)	$(7,597)	$32,958	$35,123

EARNINGS PER COMMON SHARE
BASIC	$(0.34)	$(0.18)	$0.78	$0.84
DILUTED	$(0.34)	$(0.18)	$0.77	$0.84

DIVIDENDS PER COMMON SHARE	$0.31	$0.28	$0.93	$0.83

AVERAGE SHARES OUTSTANDING
BASIC	42,049	41,949	42,175	41,822
DILUTED	42,049	41,949	42,547	42,037

NEW JERSEY RESOURCES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2009	2008	2009	2008
Operating Revenues
New Jersey Natural Gas	$148,826	$179,511	$958,995	$940,689
NJR Energy Services	283,439	801,628	1,219,296	2,009,751
Retail and Other	8,832	19,344	3,828	38,834
Sub-total	441,097	1,000,483	2,182,119	2,989,274
Intercompany Eliminations	(45)	(44)	(2,247)	(152)
Total	$441,052	$1,000,439	$2,179,872	$2,989,122

Operating Income (Loss)
New Jersey Natural Gas	$9,709	$7,552	$121,426	$98,365
NJR Energy Services	(35,329)	(25,952)	(46,660)	(48,692)
Retail and Other	1,470	12,707	(19,032)	19,506
Sub-total	(24,150)	(5,693)	55,734	69,179
Intercompany Eliminations	84	—	184	—
Total	$(24,066)	$(5,693)	$55,918	$69,179

Net Income (Loss)
New Jersey Natural Gas	$4,134	$147	$68,796	$50,987
NJR Energy Services	(20,350)	(15,546)	(26,975)	(28,343)
Retail and Other	1,881	7,802	(8,863)	12,479
Total	$(14,335)	$(7,597)	$32,958	$35,123

Net Financial Earnings (Loss)
New Jersey Natural Gas	$4,134	$147	$68,796	$50,987
NJR Energy Services	(4,484)	(5,630)	35,977	56,979
Retail and Other	1,596	1,397	1,379	2,253
Total	$1,246	$(4,086)	$106,152	$110,219

Throughput (Bcf)
NJNG, Core Customers	9.5	9.9	60.6	58.3
NJNG, Off System/Capacity Management	13.6	5.6	45.9	26.8
NJRES Fuel Mgmt. and Wholesale Sales	80.6	72.9	234.6	216.0
Total	103.7	88.4	341.1	301.1

Common Stock Data
Yield at June 30	3.3%	3.4%	3.3%	3.4%
Market Price
High	$37.57	$34.63	$42.37	$34.71
Low	$30.79	$30.95	$21.90	$29.22
Close at June 30	$37.04	$32.65	$37.04	$32.65
Shares Out. at June 30	41,950	41,969	41,950	41,969
Market Cap. at June 30	$1,553,828	$1,370,288	$1,553,828	$1,370,288

NEW JERSEY NATURAL GAS

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer & weather data)	2009	2008	2009	2008
Utility Gross Margin
Operating revenues	$148,826	$179,511	$958,995	$940,689
Less:
Gas purchases	87,169	125,060	631,712	653,196
Energy and other taxes	9,830	9,030	61,208	53,137
Regulatory rider expense	6,280	5,926	40,585	35,879
Total Utility Gross Margin	$45,547	$39,495	$225,490	$198,477

Utility Gross Margin and Operating Income
Residential	$28,488	$26,080	$150,235	$137,667
Commercial, Industrial & Other	9,051	7,455	40,398	40,478
Firm Transportation	5,987	4,639	24,838	15,438
Total Firm Margin	43,526	38,174	215,471	193,583
Interruptible	81	96	236	358
Total System Margin	43,607	38,270	215,707	193,941
Off System/Capacity Management/FRM/Storage Incentive	1,940	1,225	9,783	4,836
BPU Settlement	-	-	-	(300)
Total Utility Gross Margin	45,547	39,495	225,490	198,477
Operation and maintenance expense	27,351	21,637	79,137	69,417
Depreciation and amortization	7,668	9,488	22,120	28,053
Other taxes not reflected in gross margin	819	818	2,807	2,642
Operating Income	$9,709	$7,552	$121,426	$98,365

Throughput (Bcf)
Residential	5.8	5.6	40.5	37.8
Commercial, Industrial & Other	1.2	1.3	9.1	8.3
Firm Transportation	1.5	1.4	8.4	8.0
Total Firm Throughput	8.5	8.3	58.0	54.1
Interruptible	1.0	1.6	2.6	4.2
Total System Throughput	9.5	9.9	60.6	58.3
Off System/Capacity Management	13.6	5.6	45.9	26.8
Total Throughput	23.1	15.5	106.5	85.1

Customers
Residential	439,442	438,094	439,442	438,094
Commercial, Industrial & Other	28,837	29,308	28,837	29,308
Firm Transportation	18,892	15,876	18,892	15,876
Total Firm Customers	487,171	483,278	487,171	483,278
Interruptible	44	46	44	46
Total System Customers	487,215	483,324	487,215	483,324
Off System/Capacity Management*	29	32	29	32
Total Customers	487,244	483,356	487,244	483,356
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	475	485	4,753	4,378
Normal	563	574	4,707	4,775
Percent of Normal	84.4%	84.5%	101.0%	91.7%

NJR ENERGY SERVICES

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer)	2009	2008	2009	2008
Operating Revenues	$283,439	$801,628	$1,219,296	$2,009,751
Gas Purchases	313,691	820,568	1,251,624	2,043,051
Gross Margin	(30,252)	(18,940)	(32,328)	(33,300)
Operation and maintenance expense	4,703	6,811	12,931	14,677
Depreciation and amortization	51	50	153	156
Energy and other taxes	323	151	1,248	559
Operating (Loss) Income	$(35,329)	$(25,952)	$(46,660)	$(48,692)

Net (Loss) Income	$(20,350)	$(15,546)	$(26,975)	$(28,343)

Financial Margin	$(5,287)	$(2,654)	$69,866	$106,400

Net Financial (Loss) Earnings	$(4,484)	$(5,630)	$35,977	$56,979

Gas Sold and Managed (Bcf)	80.6	72.9	234.6	216.0

RETAIL AND OTHER

Operating Revenues	$8,832	$19,344	$3,828	$38,834

Operating Income (Loss)	$1,470	$12,707	$(19,032)	$19,506

Net Income (Loss)	$1,881	$7,802	$(8,863)	$12,479

Net Financial Earnings	$1,596	$1,397	$1,379	$2,253

Total Customers at June 30	147,979	147,678	147,979	147,678

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